Booz | Allen | Hamilton® BOOZ ALLEN HAMILTON ANNOUNCES THIRD QUARTER FISCAL 2023 RESULTS + Exceptional Third Quarter Operational Performance Delivers Continued Momentum Supported by Industry-Leading Organic Growth1 + Company Raises Midpoint of Full-Year Guidance + Quarterly Revenue Increase of 12.1 percent over the Prior Year Period to $2.3 billion, and Revenue, Excluding Billable Expenses Growth of 11.2 percent + Quarterly Diluted Earnings Per Share of $0.23 and Adjusted Diluted Earnings Per Share2 of $1.07 + 7.5 percent Year-Over-Year Client Staff Headcount Growth and 5.7 percent Year-Over-Year Total Headcount Growth + 8.2 percent Increase in Quarterly Backlog to $30.0 billion; Quarterly Book-to- Bill of 0.09x + Quarterly Dividend of $0.47 per Share "I'm proud of this quarter's exceptional hiring, industry-leading organic revenue growth, and high demand, which provide the business with strong momentum. As we continue to execute our VoLT growth strategy, we are bringing differentiated technology solutions to critical missions faster than ever and are well-positioned for continued growth aligned with our Investment Thesis." — HORACIO ROZANSKI President and Chief Executive Officer McLean, Virginia; January 27, 2023 - Booz Allen Hamilton Holding Corporation (NYSE: BAH), the parent company of management and technology consulting and engineering services firm Booz Allen Hamilton Inc., today announced preliminary results for the third quarter of fiscal year 2023. The Company delivered exceptional overall performance, reporting double-digit revenue growth across all federal markets, excellent Adjusted EBITDA growth and quarterly backlog growth, and outstanding headcount growth, positioning the Company for successful delivery of its three-year Investment Thesis. The Company updated its full-fiscal year guidance announced in May 2022. The Company reported the following third quarter fiscal year 2023 results as compared to third quarter fiscal year 2022: quarterly revenue growth of 12.1 percent and an 11.2 percent quarterly increase in Revenue, Excluding Billable Expenses; Net Income decreased by 76.2 percent to $30.7 million, net income attributable to common stockholders decreased by 76.0 percent to $31.0 million, and Adjusted Net Income increased by 4.0 percent to $142.5 million. Operating income decreased 66.9 percent to $58.6 million; Adjusted EBITDA increased 9.8 percent to $244.1 million; Adjusted EBITDA Margin on Revenue was 10.7 percent; and Diluted EPS was $0.23, down $0.72 or 75.8 percent, while Adjusted Diluted EPS was $1.07, up by $0.05 or 4.9 percent.2 During the third quarter of fiscal year 2023, the Company recorded a $124.0 million reserve related to the U.S. Department of Justice’s investigation of the Company, previously disclosed in June 2017. See Note 15 to the Company's 1 Organic revenue as of December 31, 2022 is calculated as consolidated revenue adjusted for revenue attributable to acquisitions and divestitures. 2 Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted Net Income, Adjusted EBITDA, Adjusted Diluted EPS, Adjusted EBITDA Margin on Revenue and Free Cash Flow are non-GAAP financial measures. See "Non-GAAP Financial Information" below for additional detail. 1 THIRD QUARTER FY232 (changes are compared to prior year period) REVENUE: $2.28B +12.1 % EX. BILLABLE EXPENSES: $1.57B +11.2 % OPERATING INCOME: $58.6M (66.9) % ADJ. OPERATING INCOME: $215.8M +11.0 % NET INCOME: $30.7M (76.2) % NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS: $31.0M (76.0) % ADJUSTED NET INCOME: $142.5M +4.0 % EBITDA: $101.0M (53.4) % ADJUSTED EBITDA: $244.1M +9.8 % DILUTED EPS: $0.23 down from $0.95 ADJUSTED DILUTED EPS $1.07 up from $1.02 FINANCIAL SUMMARY Third quarter ended December 31, 2022 - A summary of Booz Allen’s results for the third quarter of fiscal 2023 is below. All comparisons are to the prior year period. A description of key drivers can be found in the Company’s Earnings Call Presentation for the third quarter posted on investors.boozallen.com.

Condensed Consolidated Financial Statements as of and for the three and nine months ended December 31, 2022 for additional information regarding this matter.

Compared to the third quarter fiscal 2022, the third quarter fiscal 2023 total backlog increased by 8.2 percent to $30.0 billion and the quarterly book-to-bill ratio was 0.09x. As of December 31, 2022, client staff headcount was 1,975 higher than at the end of the prior year period, an increase of 7.5 percent and 1,061 higher than the end of the prior quarter. Total headcount was 1,677 higher than at the end of the prior year period, an increase of 5.7 percent, and 1,118 higher than the end of the prior quarter.

For the nine months ended December 31, 2022, net cash provided by operating activities was **$365.7 million**, as compared to **$481.2 million** in the prior year period. Free cash flow for the nine months ended December 31, 2022 was **$314.3 million**, as compared to **$429.5 million** in the prior year period.

The Company declared a regular quarterly dividend of $0.47 per share, which is payable on March 1, 2023 to stockholders of record on February 10, 2023.

Additionally, in November 2022, the Company released its Environmental, Social, Governance (ESG) Impact Report demonstrating continued alignment among ESG management, VoLT growth strategy, and sustainable value creation for stakeholders.

FINANCIAL OUTLOOK

The Company is updating its fiscal year 2023 guidance[3], as noted in the table below:

OPERATING PERFORMANCE	UPDATED FISCAL 2023 GUIDANCE	PRIOR FISCAL 2023 GUIDANCE
Revenue Growth[4]	9.5 – 10.5%	8.0 – 10.0%
Adjusted EBITDA	$995 – $1,015 million	$975 – $1,015 million
Adjusted EBITDA Margin on Revenue	High 10% to Low 11%	High 10% to Low 11%
Adjusted Diluted EPS[5]	$4.35 – $4.50	$4.25 – $4.50
Net Cash Provided by Operating Activities[6]	$875 – $950 million	$875 – $950 million

CONFERENCE CALL INFORMATION

Booz Allen Hamilton will host a conference call at 8 a.m. EST on Friday, January 27, 2023, to discuss the financial results for its third quarter fiscal year 2023. Analysts and institutional investors may participate on the call by registering online at investors.boozallen.com. Participants are requested to register a minimum 15 minutes before the start of the call.

The conference call will be webcast simultaneously to the public through a link on the investor relations section of the Booz Allen Hamilton website at investors.boozallen.com. A replay of the conference call will be available online at investors.boozallen.com beginning at 11 a.m. EST on January 27, 2023 and continuing for 30 days.

[3] Reconciliations omitted in reliance on Item 10(e)(1)(i)(B) of Regulation S-K. See "Non-GAAP Financial Information.
[4] Updated Fiscal 2023 Guidance includes approximately 2% of the targeted growth in revenue includes Liberty, Tracepoint and EverWatch, partially offset by the MENA and MTS divestitures.
[5] Updated Fiscal 2023 Guidance assumes an effective tax rate of 23–25%; average diluted shares outstanding of 131–133 million, and interest expense of $117-122 million.
[6] Excludes approximately $315 million of net cash taxes we expect to pay in fiscal year 2023, which includes approximately $140 million associated with our interpretation of the current Section 174 legislation. Inclusive of cash to be paid for income taxes, we anticipate our total Operating Cash Flow for fiscal year 2023 will be between $560 million to $635 million.

ABOUT BOOZ ALLEN HAMILTON

For more than 100 years, military, government, and business leaders have turned to Booz Allen Hamilton to solve their most complex problems. As a consulting firm with experts in analytics, digital solutions, engineering, and cyber, we help organizations transform. We are a key partner on some of the most innovative programs for governments worldwide and trusted by their most sensitive agencies. We work shoulder-to-shoulder with clients, using a mission-first approach to choose the right strategy and technology to help them realize their vision.

With global headquarters in McLean, Virginia, our firm employs approximately 31,100 people globally as of December 31, 2022, and had revenue of $8.4 billion for the 12 months ended March 31, 2022. To learn more, visit www.boozallen.com. (NYSE: BAH)

YEAR-TO-DATE FY23[2]

(changes are compared to prior year period)

REVENUE:		
$6.83B	**+11.4 %**	
EX. BILLABLE EXPENSES:		
$4.76B	**+10.4 %**	
OPERATING INCOME:		
$489.8M	**(8.8)%**	
ADJ. OPERATING INCOME:		
$697.0M	**+7.0 %**	
NET INCOME:		
$339.6M	**(9.6)%**	
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS:		
$340.2M	**(9.5)%**	
ADJUSTED NET INCOME:		
$471.1M	**+4.0 %**	
EBITDA:		
$611.6M	**(4.7)%**	
ADJUSTED EBITDA:		
$782.6M	**+7.2 %**	
DILUTED EPS:		
$2.54	**down from $2.76**	
ADJUSTED DILUTED EPS:		
$3.55	**up from $3.35**

NON-GAAP FINANCIAL INFORMATION “Revenue, Excluding Billable Expenses” represents revenue less billable expenses. Booz Allen uses Revenue, Excluding Billable Expenses because it provides management useful information about the Company’s operating performance by excluding the impact of costs that are not indicative of the level of productivity of its client staff headcount and its overall direct labor, which management believes provides useful information to its investors about its core operations. “Adjusted Operating Income” represents operating income before acquisition and divestiture costs, financing transaction costs, significant acquisition amortization, and the reserve associated with the U.S. Department of Justice investigation disclosed in Note 15 to the Condensed Consolidated Financial Statements in the Company's Form 10-Q for the period ended December 31, 2022. Booz Allen prepares Adjusted Operating Income to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature. “Adjusted EBITDA” represents net income attributable to common stockholders before income taxes, net interest and other expense and depreciation and amortization and before certain other items, including acquisition and divestiture costs, financing transaction costs, and the reserve associated with the U.S. Department of Justice investigation disclosed in Note 15 to our Condensed Consolidated Financial Statements in the Company's Form 10-Q for the period ended December 31, 2022. “Adjusted EBITDA Margin on Revenue” is calculated as Adjusted EBITDA divided by revenue. “Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses” is calculated as Adjusted EBITDA divided by Revenue, Excluding Billable Expenses. Booz Allen prepares Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, and Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature. “Adjusted Net Income” represents net income attributable to common stockholders before: (i) acquisition and divestiture costs, (ii) financing transaction costs, (iii) significant acquisition amortization, (iv) the reserve associated with the U.S. Department of Justice investigation disclosed in Note 15 to our Condensed Consolidated Financial Statements in the Company's Form 10-Q for the period ended December 31, 2022, (v) gain associated with equity method investment activity, (vi) gain associated with divestitures or deconsolidation, and (vii) amortization and write-off of debt issuance costs and debt discount, in each case net of the tax effect where appropriate calculated using an assumed effective tax rate. Booz Allen prepares Adjusted Net Income to eliminate the impact of items, net of tax, it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature. Booz Allen views Adjusted Net Income as an important indicator of performance consistent with the manner in which management measures and forecasts the Company's performance and the way in which management is incentivized to perform. “Adjusted Diluted EPS” represents diluted EPS calculated using Adjusted Net Income as opposed to net income. Additionally, Adjusted Diluted EPS does not contemplate any adjustments to net income as required under the two-class method as disclosed in the footnotes to the consolidated financial statements of the Company's Form 10-K for the fiscal year ended March 31, 2022. "Free Cash Flow" represents the net cash generated from operating activities less the impact of purchases of property, equipment and software. "Free Cash Flow Conversion" is calculated as Free Cash Flow divided by Adjusted Net Income. "Net Leverage Ratio" is calculated as net debt (total debt less cash) divided by Adjusted EBITDA over the prior twelve months. "Organic Revenue Growth" represents growth in consolidated revenue adjusted for revenue from acquisitions and divestitures. Booz Allen utilizes and discusses in this release Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted EPS because management uses these measures for business planning purposes, including managing its business against internal projected results of operations and measuring its performance. Management views Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted EPS as measures of the core operating business, which exclude the impact of the items detailed in the supplemental exhibits, as these items are generally not operational in nature. These non-GAAP measures also provide another basis for comparing period to period results by excluding potential differences caused by non-operational and unusual or non-recurring items. Management also utilizes Revenue, Excluding Billable Expenses because it provides management useful information about the Company’s operating performance by excluding the impact of costs that are not indicative of the level of productivity of its client staff headcount and its overall direct labor, which management believes provides useful information to its investors about its core operations. Booz Allen also utilizes and discusses Free Cash Flow in this release because management uses this measure for business planning purposes, measuring the cash generating ability of the operating business and measuring liquidity generally. Booz Allen presents these supplemental measures because it believes that these measures provide investors and securities analysts with important supplemental information with which to evaluate Booz Allen’s performance, long term earnings potential, or liquidity, as applicable, and to enable them to assess Booz Allen’s performance on the same basis as management. These non-GAAP measurements may vary from and may not be comparable to similarly titled measures by other companies in Booz Allen’s industry. Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow, Free Cash Flow Conversion, and Net Leverage Ratio are not recognized measurements under accounting principles generally accepted in the United States, or GAAP, and when analyzing Booz Allen’s performance or liquidity, as applicable, investors should (i) evaluate each adjustment in our reconciliation of revenue to Revenue, Excluding Billable Expenses, operating income to Adjusted Operating Income, net income attributable to common stockholders to Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted Earnings per Share, net cash used in operating activities to Free Cash Flow and Free Cash Flow Conversion, and net debt to Net Leverage Ratio, (ii) use Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted EPS in addition to, and not as an alternative to, revenue, operating income, net income attributable to common stockholders or diluted EPS as measures of operating results, each as defined under GAAP, (iii) use Free Cash Flow, Free Cash Flow Conversion, and Net Leverage Ratio, in addition to, and not as an alternative to, net cash used in operating activities as a measure of liquidity, each as defined under GAAP, and (iv) use Net Leverage Ratio in addition to, and not as an alternative to, net debt as a measure of Booz Allen's debt leverage. Exhibit 4 includes a reconciliation of Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow, Free Cash Flow Conversion, and Net Leverage Ratio to the most directly comparable financial measure calculated and presented in accordance with GAAP. With respect to our expectations under “Financial Outlook” above, a reconciliation of Adjusted Diluted EPS guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to our inability to predict our stock price, equity grants and dividend declarations during the course of fiscal 2023. Projecting future stock price, equity grants and the dividends to be declared would be necessary to accurately calculate the difference between Adjusted Diluted EPS and GAAP EPS as a result of the effects of the two-class method and related possible dilution used in the calculation of EPS. Consequently, any attempt to disclose such reconciliation would imply a degree of precision that could be confusing or misleading to investors. We expect the variability of the above charges to have an unpredictable, and potentially significant, impact on our future GAAP financial results. Accordingly, Booz Allen is relying on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K to exclude the reconciliation. In addition, our expectations for Adjusted EBITDA and Adjusted EBITDA Margin on Revenue for fiscal 2023 is presented under "Financial Outlook" above and management may discuss its expectation for Adjusted EBITDA and Adjusted EBITDA Margin on Revenue for fiscal 2025 from time to time. A reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin on Revenue guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to our inability to predict specific quantification of the amounts that would be required to reconcile such measures. Consequently, any attempt to disclose such reconciliation would imply a degree of precision that could be confusing or misleading to investors. Accordingly, Booz Allen is relying on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K to exclude the reconciliation. 3

FORWARD LOOKING STATEMENTS Certain statements contained in this press release and in related comments by our management include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include information concerning Booz Allen’s preliminary financial results, financial outlook and guidance, including forecasted revenue, Diluted EPS, and Adjusted Diluted EPS, future quarterly dividends, and future improvements in operating margins, as well as any other statement that does not directly relate to any historical or current fact. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “forecasts,” “expects,” “intends,” “plans,” “anticipates,” “projects,” “outlook,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “preliminary,” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. These forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks and other factors include: • any issue that compromises our relationships with the U.S. government or damages our professional reputation, including negative publicity concerning government contractors in general or us in particular; • changes in U.S. government spending, including a continuation of efforts by the U.S. government to decrease spending for management support service contracts, and mission priorities that shift expenditures away from agencies or programs that we support or as a result of the U.S. administration transition; • efforts by Congress and other U.S. government bodies to reduce U.S. government spending and address budgetary constraints, and the U.S. deficit, as well as associated uncertainty around the timing, extent, nature, and effect of such efforts; • delayed long-term funding of our contracts due to uncertainty relating to funding of the U.S. government and a possible failure of Congressional efforts to craft a long-term agreement on the U.S. government’s ability to incur indebtedness in excess of its current limits, or changes in the pattern or timing of government funding and spending; • U.S. government shutdowns as a result of the failure by elected officials to fund the government; • failure to comply with numerous laws and regulations, including, but not limited to, the Federal Acquisition Regulation (FAR), the False Claims Act, the Defense Federal Acquisition Regulation Supplement and FAR Cost Accounting Standards and Cost Principles; • the effects of COVID-19, and other pandemics or widespread health epidemics, including disruptions to our workforce and the impact on government spending and demand for our solutions, as well as the impact of our Company policy requiring full COVID-19 vaccinations of all employees, except for employees who qualify for medical or religious exemptions; • our ability to compete effectively in the competitive bidding process and delays or losses of contract awards caused by competitors’ protests of major contract awards received by us; • variable purchasing patterns under U.S. government General Services Administration Multiple Award schedule contracts, or GSA, schedules, blanket purchase agreements and indefinite delivery/indefinite quantity, or IDIQ, contracts; • the loss of GSA schedules, or our position as prime contractor on government-wide acquisition contract vehicles, or GWACs; • changes in the mix of our contracts and our ability to accurately estimate or otherwise recover expenses, time, and resources for our contracts; • changes in estimates used in recognizing revenue; • our ability to realize the full value of and replenish our backlog, generate revenue under certain of our contracts and the timing of our receipt of revenue under contracts included in backlog; • internal system or service failures and security breaches, including, but not limited to, those resulting from external or internal cyber attacks on our network and internal systems; • risks related to the operation of financial management systems; • an inability to attract, train, or retain employees with the requisite skills and experience; • an inability to timely hire, assimilate and effectively utilize our employees, ensure that employees obtain and maintain necessary security clearances and/or effectively manage our cost structure; • risks related to inflation that could impact the cost of doing business and/or reduce customer buying power; • the loss of members of senior management or failure to develop new leaders; • misconduct or other improper activities from our employees or subcontractors, including the improper use or release of our clients’ sensitive or classified information; • increased competition from other companies in our industry; • failure to maintain strong relationships with other contractors or the failure of contractors with which we have entered into a sub- or prime- contractor relationship to meet their obligations to us or our clients; • inherent uncertainties and potential adverse developments in legal or regulatory proceedings, including litigation, audits, reviews, and investigations, which may result in materially adverse judgments, settlements, withheld payments, penalties, or other unfavorable outcomes including debarment, as well as disputes over the availability of insurance or indemnification; • failure to comply with special U.S. government laws and regulations relating to our international operations; • risks associated with increased competition, new relationships, clients, capabilities, and service offerings in our U.S. and international businesses; • risks related to changes to our operating structure, capabilities, or strategy intended to address client needs, grow our business or respond to market developments; • the adoption by the U.S. government of new laws, rules, and regulations, such as those relating to organizational conflicts of interest issues or limits; • risks related to pending, completed and future acquisitions and dispositions, including the ability to satisfy specified closing conditions for pending transactions, such as those related to receipt of regulatory approval or lack of regulatory intervention, and to realize the expected benefits from completed acquisitions and dispositions; • the size of our addressable markets and the amount of U.S. government spending on private contractors; • the incurrence of additional tax liabilities, including as a result of changes in tax laws or management judgments involving complex tax matters; • risks inherent in the government contracting environment; • continued efforts to change how the U.S. government reimburses compensation-related costs and other expenses or otherwise limits such reimbursements and an increased risk of compensation being deemed unreasonable and unallowable or payments being withheld as a result of U.S. government audit, review, or investigation; • increased insourcing by various U.S. government agencies due to changes in the definition of “inherently governmental” work, including proposals to limit contractor access to sensitive or classified information and work assignments; • risks related to our indebtedness and credit facilities which contain financial and operating covenants; • the impact of changes in accounting rules; and regulations, or interpretations thereof, that may affect the way we recognize and report our financial results, including changes in accounting rules governing recognition of revenue; and • the impact of ESG-related risks and climate change generally on our and our clients' businesses and operations. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K filed with the SEC on May 20, 2022. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. 4

Exhibit 1 Booz Allen Hamilton Holding Corporation Condensed Consolidated Statements of Operations (UNAUDITED) 5 Three Months Ended December 31, Nine Months Ended December 31, (Amounts in thousands, except per share data) 2022 2021 2022 2021 Revenue $ 2,277,074 $ 2,030,520 $ 6,825,650 $ 6,125,624 Operating costs and expenses: Cost of revenue 1,043,474 929,568 3,175,897 2,840,044 Billable expenses 710,526 621,550 2,069,733 1,817,215 General and administrative expenses 422,388 262,614 969,064 826,606 Depreciation and amortization 42,046 39,576 121,200 104,923 Total operating costs and expenses 2,218,434 1,853,308 6,335,894 5,588,788 Operating income 58,640 177,212 489,756 536,836 Interest expense (32,031) (23,677) (85,028) (69,201) Other income, net 14,619 5,401 38,121 11,716 Income before income taxes 41,228 158,936 442,849 479,351 Income tax expense 10,539 30,090 103,286 103,569 Net income $ 30,689 $ 128,846 $ 339,563 $ 375,782 Net loss attributable to non-controlling interest 308 85 650 85 Net income attributable to common stockholders 30,997 128,931 340,213 375,867 Earnings per common share: Basic $ 0.23 $ 0.96 $ 2.55 $ 2.77 Diluted $ 0.23 $ 0.95 $ 2.54 $ 2.76 5

Exhibit 2 Booz Allen Hamilton Holding Corporation Condensed Consolidated Balance Sheets (Amounts in thousands, except share and per share data) December 31, 2022 March 31, 2022 (Unaudited) Assets Current assets: Cash and cash equivalents $ 370,939 $ 695,910 Accounts receivable, net 1,807,776 1,622,989 Prepaid expenses and other current assets 106,651 126,777 Total current assets 2,285,366 2,445,676 Property and equipment, net of accumulated depreciation 192,306 202,229 Operating lease right-of-use assets 191,040 227,231 Intangible assets, net of accumulated amortization 714,861 646,682 Goodwill 2,337,584 2,021,931 Deferred tax assets 343,939 32,328 Other long-term assets 280,633 449,498 Total assets $ 6,345,729 $ 6,025,575 Liabilities and stockholders' equity Current liabilities: Current portion of long-term debt $ 41,250 $ 68,379 Accounts payable and other accrued expenses 986,580 902,616 Accrued compensation and benefits 430,135 438,634 Operating lease liabilities 55,317 52,334 Other current liabilities 69,437 71,991 Total current liabilities 1,582,719 1,533,954 Long-term debt, net of current portion 2,780,461 2,731,693 Operating lease liabilities, net of current portion 199,439 247,070 Income tax reserves 425,603 79,176 Deferred tax liabilities — 239,602 Other long-term liabilities 151,828 147,359 Total liabilities 5,140,050 4,978,854 Stockholders’ equity: Common stock, Class A — $0.01 par value — authorized, 600,000,000 shares; issued, 165,262,848 shares at December 31, 2022 and 164,372,545 shares at March 31, 2022; outstanding, 132,355,835 shares at December 31, 2022 and 132,584,348 shares at March 31, 2022 1,653 1,646 Treasury stock, at cost — 32,907,013 shares at December 31, 2022 and 31,788,197 shares at March 31, 2022 (1,733,690) (1,635,454) Additional paid-in capital 733,022 656,222 Retained earnings 2,182,615 2,015,071 Accumulated other comprehensive loss 22,079 8,585 Total Booz Allen stockholders' equity 1,205,679 1,046,070 Non-controlling interest — 651 Total stockholders’ equity 1,205,679 1,046,721 Total liabilities and stockholders’ equity $ 6,345,729 $ 6,025,575 66

Exhibit 3 Booz Allen Hamilton Holding Corporation Condensed Consolidated Statements of Cash Flows (UNAUDITED) 7 Nine Months Ended December 31, (Amounts in thousands) 2022 2021 Cash flows from operating activities Net income $ 339,563 $ 375,782 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 121,200 104,923 Noncash lease expense 41,632 41,718 Stock-based compensation expense 50,992 45,187 Amortization of debt issuance costs 3,329 3,463 Loss on debt extinguishment 10,251 2,515 Gain on dispositions, and other (45,711) (3,564) Gain associated with equity method investment activities — (12,761) Changes in assets and liabilities: Accounts receivable, net (169,375) (150,156) Deferred income taxes and income taxes receivable / payable (206,065) 38,453 Prepaid expenses and other current and long-term assets 178,383 (19,953) Accrued compensation and benefits 2,815 (5,371) Accounts payable and other accrued expenses 79,550 88,529 Other current and long-term liabilities (40,890) (27,614) Net cash provided by operating activities 365,674 481,151 Cash flows from investing activities Purchases of property, equipment, and software (51,398) (51,608) Payments for business acquisitions, net of cash acquired (440,069) (780,213) Payments for cost method investments (2,000) (3,000) Proceeds from sale of businesses 53,409 — Other investing activities — (427) Net cash used in investing activities (440,058) (835,248) Cash flows from financing activities Proceeds from issuance of common stock 18,003 17,240 Stock option exercises 10,705 3,558 Repurchases of common stock (114,075) (315,148) Cash dividends paid (173,216) (151,664) Repayments on revolving credit facility, term loans, and Senior Notes (406,755) (95,162) Net proceeds from debt issuance 414,751 487,027 Proceeds from revolving credit facility — 60,000 Net cash (used in) provided by financing activities (250,587) 5,851 Net decrease in cash and cash equivalents (324,971) (348,246) Cash and cash equivalents––beginning of period 695,910 990,955 Cash and cash equivalents––end of period $ 370,939 $ 642,709 Supplemental disclosures of cash flow information Net cash paid during the period for: Interest $ 67,782 $ 34,185 Income taxes $ 123,214 $ 62,142 7

Exhibit 4 - Booz Allen Hamilton Holding Corporation
Non-GAAP Financial Information
(UNAUDITED)

(In thousands, except share and per share data)	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021	Nine Months Ended December 31, 2022	Nine Months Ended December 31, 2021
Revenue, Excluding Billable Expenses				
Revenue	$2,277,074	$2,030,520	$6,825,650	$6,125,624
Less: Billable expenses	710,526	621,550	2,069,733	1,817,215
Revenue, Excluding Billable Expenses	$1,566,548	$1,408,970	$4,755,917	$4,308,409
Adjusted Operating Income				
Operating income	$ 58,640	$ 177,212	$ 489,756	$ 536,836
Acquisition and divestiture costs (a)	19,096	5,346	40,121	85,815
Financing transaction costs (b)	—	—	6,888	2,348
Significant acquisition amortization (c)	14,101	11,884	36,275	26,410
Legal matter reserve (d)	124,000	—	124,000	—
Adjusted Operating Income	$ 215,837	$ 194,442	$ 697,040	$ 651,409
EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue & Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses				
Net income attributable to common stockholders	$ 30,997	$ 128,931	$ 340,213	$ 375,867
Income tax expense	10,539	30,090	103,286	103,569
Interest and other, net (e)	17,412	18,276	46,907	57,485
Depreciation and amortization	42,046	39,576	121,200	104,923
EBITDA	$ 100,994	$ 216,873	$ 611,606	$ 641,844
Acquisition and divestiture costs (a)	19,096	5,346	40,121	85,815
Financing transaction costs (b)	—	—	6,888	2,348
Legal matter reserve (d)	124,000	—	124,000	—
Adjusted EBITDA	$ 244,090	$ 222,219	$ 782,615	$ 730,007
Net income margin attributable to common stockholders	1.4 %	6.3 %	5.0 %	6.1 %
Adjusted EBITDA Margin on Revenue	10.7 %	10.9 %	11.5 %	11.9 %
Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses	15.6 %	15.8 %	16.5 %	16.9 %
Adjusted Net Income				
Net income attributable to common stockholders	$ 30,997	$ 128,931	$ 340,213	$ 375,867
Acquisition and divestiture costs (a)	19,096	5,346	40,121	85,815
Financing transaction costs (b)	—	—	6,888	2,348
Significant acquisition amortization (c)	14,101	11,884	36,275	26,410
Legal matter reserve (d)	124,000	—	124,000	—
Gain associated with equity method investment activity (f)	—	(7,095)	—	(12,761)
Gains associated with divestitures or deconsolidation (g)	(13,472)	—	(44,632)	—
Amortization and write-off of debt issuance costs and debt discount	780	821	5,780	2,524
Adjustments for tax effect (h)	(33,020)	(2,848)	(37,518)	(27,127)
Adjusted Net Income	$ 142,482	$ 137,039	$ 471,127	$ 453,076
Adjusted Diluted Earnings Per Share				
Weighted-average number of diluted shares outstanding	132,759,877	134,262,250	132,831,569	135,314,226
Diluted earnings per share	$ 0.23	$ 0.95	$ 2.54	$ 2.76
Adjusted Net Income Per Diluted Share (i)	$ 1.07	$ 1.02	$ 3.55	$ 3.35
Free Cash Flow				
Net cash provided by operating activities	$ 138,582	$ 21,405	$ 365,674	$ 481,151
Less: Purchases of property, equipment and software	(21,664)	(21,933)	(51,398)	(51,608)
Free cash flow	$ 116,918	$ (528)	$ 314,276	$ 429,543
Operating cash flow conversion	447 %	17 %	107 %	128 %
Free cash flow conversion	82 %	— %	67 %	95 %

(a) Represents costs associated with the acquisition efforts of the Company related to transactions for which the Company has entered into a letter of intent to acquire a controlling financial interest in the target entity, as well as the divestiture costs incurred in divesting a portion of our business. Acquisition and divestiture costs primarily include costs associated with (i) buy-side and sell-side due diligence activities, (ii) compensation expenses associated with employee retention, and (iii) legal and advisory fees primarily associated with the acquisitions of Liberty IT Solutions, LLC ("Liberty") and Tracepoint Holdings, LLC ("Tracepoint") in fiscal 2022, and the acquisition of EverWatch Corp. ("EverWatch") and the divestitures of our management consulting business serving the Middle East and North Africa ("MENA") and our Managed Threat Services business ("MTS") in fiscal 2023.

(b) Reflects expenses associated with debt financing activities incurred during the first quarter of fiscal 2022 and second quarter of fiscal 2023.

(c) Amortization expense associated with acquired intangibles from significant acquisitions. Significant acquisitions include acquisitions which the Company considers to be beyond the scope of our normal operations. Significant acquisition amortization includes amortization expense associated with the acquisition of Liberty in the first quarter of fiscal 2022 and the acquisition of EverWatch in the third quarter of fiscal 2023.

(d) Reserve associated with the U.S. Department of Justice's investigation of the Company. See Note 15, "Commitments and Contingencies," to the condensed consolidated financial statements for further information.

(e) Reflects the combination of Interest expense and Other income, net from the condensed consolidated statement of operations.

(f) Represents a gain in the second quarter of fiscal 2022 associated with the Company's remeasurement of its previously held equity method investment in Tracepoint, and a gain in the third quarter of fiscal 2022 associated with the divestiture of a controlling financial interest in SnapAttack.

(g) Represents the gain recognized on the divestitures of the Company's MENA business in the second quarter of fiscal 2023, its MTS business in the third quarter of fiscal 2023, and the gain on the deconsolidation of an artificial intelligence software platform business in the third quarter of fiscal 2023.

(h) Reflects the tax effect of adjustments at an assumed effective tax rate of 26%, which approximates the blended federal and state tax rates, and consistently excludes the impact of other tax credits and incentive benefits realized. The tax effect of certain discrete items is calculated specifically and may vary from the general 26% rate.

(i) Excludes adjustments of approximately $0.5 million and $2.6 million of net earnings for the three and nine months ended December 31, 2022, respectively, and $0.9 million and $2.4 million of net earnings for the three and nine months ended December 31, 2021, respectively, associated with the application of the two-class method for computing diluted earnings per share.

8

Exhibit 4 - Booz Allen Hamilton Holding Corporation
Non-GAAP Financial Information (Continued)
(UNAUDITED)

(In thousands, except share and per share data)	Three Months Ended December 31, 2022	Three Months Ended September 30, 2022	Three Months Ended June 30, 2022	Three Months Ended March 31, 2022
Net income attributable to common stockholders	$ 30,997	$ 170,932	$ 138,284	$ 90,795
Income tax expense	10,539	51,258	41,489	33,897
Interest and other, net (a)	17,412	1,882	27,613	23,653
Depreciation and amortization	42,046	39,052	40,102	40,824
EBITDA	$ 100,994	$ 263,124	$ 247,488	$ 189,169
Acquisition and divestiture costs (b)	19,096	15,932	5,093	11,670
Financing transaction costs (c)	—	6,888	—	—
Legal matter reserve (d)	124,000	—	—	—
Restructuring costs (e)	—	—	—	4,164
Adjusted EBITDA	$ 244,090	$ 285,944	$ 252,581	$ 205,003
Last 12 months Adjusted EBITDA	$ 987,618			
Total Debt	$ 2,821,711			
Less: Cash	370,939			
Net Debt	$ 2,450,772			
Net Leverage Ratio (f)	2.5			

(In thousands, except share and per share data)	Three Months Ended December 31, 2021	Three Months Ended September 30, 2021	Three Months Ended June 30, 2021	Three Months Ended March 31, 2021
Net income attributable to common stockholders	$ 128,931	$ 154,834	$ 92,102	$ 199,179
Income tax expense (benefit)	30,090	46,127	27,352	(48,937)
Interest and other, net (a)	18,276	17,406	21,803	20,765
Depreciation and amortization	39,576	37,602	27,745	21,455
EBITDA	$ 216,873	$ 255,969	$ 169,002	$ 192,462
Acquisition and divestiture costs (b)	5,346	13,680	66,789	411
Financing transaction costs (c)	—	—	2,348	—
Adjusted EBITDA	$ 222,219	$ 269,649	$ 238,139	$ 192,873
Last 12 months Adjusted EBITDA	$ 922,880			
Total Debt	$ 2,816,271			
Less: Cash	642,709			
Net Debt	$ 2,173,562			
Net Leverage Ratio (f)	2.4			

(a) Reflects the combination of Interest expense and Other income, net from the condensed consolidated statement of operations.

(b) Represents costs associated with the acquisition efforts of the Company related to transactions for which the Company has entered into a letter of intent to acquire a controlling financial interest in the target entity, as well as the divestiture costs incurred in divesting a portion of our business. Acquisition and divestiture costs primarily include costs associated with (i) buy-side and sell-side due diligence activities, (ii) compensation expenses associated with employee retention, and (iii) legal and advisory fees primarily associated with the acquisitions of Liberty and Tracepoint in fiscal 2022, and the acquisition of EverWatch and the divestitures of our MENA business and MTS business in fiscal 2023.

(c) Reflects expenses associated with debt financing activities incurred during the first quarter of fiscal 2022 and the second quarter of fiscal 2023.

(d) Reserve associated with the U.S. Department of Justice's investigation of the Company. See Note 15, "Commitments and Contingencies," to the condensed consolidated financial statements for further information.

(e) Reflects restructuring charges of $8.3 million incurred during the fourth quarter of fiscal 2022, net of approximately $4.2 million of revenue recognized on recoverable expenses, associated with severance costs of a restructuring plan to reduce certain executive administrative personnel costs.

(f) "Net Leverage Ratio" is calculated as net debt (total debt less cash) divided by Adjusted EBITDA over the prior twelve months.

9

Exhibit 5

Booz Allen Hamilton Holding Corporation
Operating Data
(UNAUDITED)

(Amounts in millions)		As of December 31, 2022		2021
Backlog *				
Funded	$	4,544	$	4,044
Unfunded		10,131		9,415
Priced Options		15,373		14,302
Total Backlog	$	30,048	$	27,761

* Backlog presented includes backlog acquired from the Company's acquisition of EverWatch Corp. made during the three months ended December 31, 2022. Total backlog acquired from EverWatch Corp. was approximately $273 million as of December 31, 2022.

	Three Months Ended December 31,		Nine Months Ended December 31,	
	2022	2021	2022	2021
Book-to-Bill *	0.09	0.39	1.07	1.25

* Book-to-bill is calculated as net bookings, which represents the change in total backlog during the relevant fiscal period plus the relevant fiscal period revenue, divided by the relevant fiscal period revenue.

	As of December 31,	
	2022	2021
Headcount		
Total Headcount	31,130	29,453
Client Staff Headcount	28,269	26,294

	Three Months Ended December 31,		Nine Months Ended December 31,	
	2022	2021	2022	2021
Percentage of Total Revenue by Contract Type				
Cost-Reimbursable	53%	53%	53%	54%
Time-and-Materials	25%	24%	25%	24%
Fixed-Price	22%	23%	22%	22%

10